UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2006

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14242	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-2364
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

0Item 1.02. Termination of a Material Definitive Agreement.

In connection with the planned resignation of Lawrence S. Olanoff (“Dr. Olanoff”) described below under Item 5.02, the employment agreement between Celsion Corporation (the “Registrant”) and Dr. Olanoff will be terminated upon the effective date of his resignation.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principle Officers.

The Registrant announced on September 7, 2006 that Dr. Olanoff has decided to resign as President and Chief Executive Officer effective October 6, 2006. He will continue to serve as a member of the board of directors of the Registrant.

At a meeting of the Registrant’s Board of Directors on September 6, 2006, following Dr. Olanoff’s tender of his resignation, Anthony P. Deasey was appointed interim President and Chief Executive Officer of the Registrant effective upon the effective date of Dr. Olanoff’s resignation. Mr. Deasey has been appointed to serve as interim President and Chief Executive Officer during the transitional period while a permanent President and Chief Executive Officer is recruited.

Mr. Deasey is currently Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Registrant. Mr. Deasey joined the Registrant as Senior Vice President – Finance and Chief Financial Officer in November 2000, and became Executive Vice President – Finance and Administration in February 2002. Prior to joining the Registrant, he was Senior Vice President – Finance and Chief Financial Officer of World Kitchen (formerly Corning Consumer Products) from 1998 to 2000. He also served as Senior Vice President – Chief Financial Officer of Rollerblade Inc. from 1996 to 1998 and previously held the position of Vice President and Chief Financial Officer with Church & Dwight Co. (NYSE:CHD). Mr. Deasey is a Chartered Accountant who gained his early experience in the international operations of Chesebrough Ponds and Price Waterhouse. There are no familial relationships between Mr. Deasey and any other director or executive officer of the Registrant. Other than Mr. Deasey’s employment with the Registrant, since the beginning of the Registrant’s last fiscal year, there have been no transactions, or series of transactions, between Mr. Deasey or any member of his immediate family and the Registrant in which the amount involved exceeded $60,000 and in which Mr. Deasey or his family members have, or will have, a direct or indirect material interest.

The terms of Mr. Deasey’s employment have not changed as a result of his appointment as interim President and Chief Executive Officer. The terms of his employment are as summarized in the Registrant’s previously filed proxy statement for the Registrant’s 2006 annual meeting of stockholders and as provided in his Employment Agreement filed as Exhibit 10.1 hereto.

A copy of the press release relating to the notification described above is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement effective January 1, 2004 between the Registrant and Anthony P. Deasey (incorporated herein by reference to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on December 10, 2004).

99.1	Press Release of the Registrant, dated September 7, 2006

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: September 8, 2006	By:	/s/ Anthony P. Deasey
Anthony P. Deasey Executive Vice President, Chief Financial Officer and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement effective January 1, 2004 between the Registrant and Anthony P. Deasey (incorporated herein by reference to the Current Report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on December 10, 2004).

99.1	Press Release of the Registrant, dated September 7, 2006